CASTLE CONVERTIBLE FUND, INC.
                                    PROXY
               ANNUAL MEETING OF SHAREHOLDERS DECEMBER 5, 1995

The undersigned shareholder of Castle Convertible Fund, Inc. hereby appoints David D. Alger, Gregory S. Duch and Stephen E. O'Neil, and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote, as indicated herein, all of the shares of common stock of Castle Convertible Fund, Inc. standing in the name of the undersigned at the close of business on October 23, 1995, at the Annual Meeting of Shareholders of the Fund to be held at the offices of the Fund, 75 Maiden Lane, New York, New York 10038 at 12:00 noon on December 5, 1995, and at all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting, and to vote and act on any other matter which may properly come before the meeting.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDERS, BUT IF NO
INSTRUCTIONS ARE GIVEN IT WILL BE VOTED FOR THE PROPOSALS LISTED.

(Continued and to be signed on the reverse side)

Please mark boxes [*] or [X] in blue or black ink.


1.  ELECTION OF DIRECTORS    FOR all nominees listed below (except    WITHHOLD AUTHORITY to vote for
                             as marked to the contrary below)  [ ]    all nominees listed below  [ ]

INSTRUCTIONS:   To withhold authority to vote for any individual nominee
                strike a line through the nominee's name in the list below.

  Fred M. Alger III, David D. Alger, Lester L. Colbert, Jr., Arthur M. Dubow,
          Stephen E. O'Neil, Nathan E. Saint-Amand, John T. Sargent

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP as independent public accountants of the Fund.
               FOR [ ]        AGAINST  [ ]        ABSTAIN  [ ]

3. PROPOSAL TO CONSIDER AND ACT UPON such other matters as may properly come before the meeting or any adjournment thereof.

                                     PLEASE MARK, SIGN, DATE AND RETURN THIS
                                     PROXY CARD PROMPTLY. Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                     _________________________________________
                                          Signature(s)       Signature(s)

                                     _________________________________________
                                          Dated         Social Security or
                                                     Tax Identification Number

                                     This proxy, when dated and signed, should be mailed promptly to Alger Shareholder Services, Inc., 30 Montgomery Street, Jersey City, NJ 07302. No postage is required if mailed in the United States in the enclosed envelope.